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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 included in Level One Communications, Incorporated's Form 10-K for the year ended December 29, 1996 and to all references to our firm included in the registration statement.


/s/ ARTHUR ANDERSEN LLP
-----------------------------
ARTHUR ANDERSEN LLP

Sacramento, California
October 15, 1997